UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

2015 Long-Term Incentive Plan

On May 7, 2015, RLI Corp. (“Company”) held its annual meeting of stockholders (“Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved the 2015 RLI Corp. Long-Term Incentive Plan (“2015 LTIP”).  The 2015 LTIP was also adopted and approved, subject to stockholder approval, by the board of directors of the Company (“Board”) on March 11, 2015, and described in the Company’s definitive proxy statement for the Annual Meeting.

The following is a summary of the material terms of the 2015 LTIP and is qualified in its entirety by reference to the full terms of the 2015 LTIP document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The purpose of the 2015 LTIP is to promote the interests of the Company and its shareholders by providing key personnel and independent directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company. The Executive Resources Committee of the Board (“Committee”) will administer the 2015 LTIP.  The 2015 LTIP supersedes the Company’s 2010 Long-Term Incentive Plan and no further awards will be made under that plan.

The 2015 LTIP provides that the Committee may grant awards to participants in the form of (1) non-qualified stock options, (2) stock appreciation rights, which are rights to receive a payment from the Company in cash, common stock, or a combination thereof, (3) performance units, which are rights to receive payment from the Company in cash, common stock or a combination thereof, (4) shares of common stock subject to restrictions on transfer and conditions of forfeiture, and (5) restricted stock units that consist of the right to receive shares in the future provided that certain restrictions or conditions are satisfied.

The 2015 LTIP is effective May 7, 2015.  The 2015 LTIP will remain in effect until all Common Stock subject to it is distributed, all awards have expired or lapsed, the 2015 LTIP is terminated pursuant to its terms, or May 7, 2025. However, awards made before the termination date may be exercised, vested or otherwise effectuated beyond the termination date unless limited in the agreement or otherwise.

Item 5.07              Submission of Matters to a Vote of Security Holders.

Matters voted upon at the Annual Meeting were (1) election of directors, (2) approval of amendment to the 2005 RLI Corp. Omnibus Stock Plan, (3) approval of amendment to the 2010 RLI Corp. Long-Term Incentive Plan, (4) approval of the 2015 RLI Corp. Long-Term Incentive Plan, (5) ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (6) approval of a non-binding, advisory resolution on the compensation of the Company’s named executive officers.

The final results of voting on each of the matters submitted to a vote of stockholders during the Annual Meeting are as follows:

		For	Withheld	Broker Non-Votes
1.	Election of Directors:	—	—	3,886,861
	Kaj Ahlmann	35,772,946	354,804	—
	Barbara R. Allen	35,746,422	381,328	—
	Michael E. Angelina	35,825,820	301,930	—
	John T. Baily	35,294,239	833,511	—
	Jordan W. Graham	35,236,269	891,481	—
	Gerald I. Lenrow	35,070,802	1,056,948	—
	Charles M. Linke	35,265,252	862,498	—
	F. Lynn McPheeters	35,356,588	771,162	—
	Jonathan E. Michael	35,103,000	1,024,750	—
	James J. Scanlan	35,830,161	297,589	—
	Michael J. Stone	35,290,938	836,812	—
	Robert O. Viets	35,194,711	933,039	—

					Broker
		For	Against	Abstentions	Non-Votes
2.	Approval of amendment to the 2005 RLI Corp. Omnibus Stock Plan	34,937,277	1,077,758	112,715	3,886,861

					Broker
		For	Against	Abstentions	Non-Votes
3.	Approval of amendment to the 2010 RLI Corp. Long-Term Incentive Plan	34,883,255	1,106,301	138,194	3,886,861

					Broker
		For	Against	Abstentions	Non-Votes
4.	Approval of the 2015 RLI Corp. Long-Term Incentive Plan	33,752,324	2,211,939	163,487	3,886,861

					Broker
		For	Against	Abstentions	Non-Votes
5.	Ratification of KPMG LLP as independent registered public accounting firm	38,806,574	1,150,962	57,075	—

					Broker
		For	Against	Abstentions	Non-Votes
6.	Approval of non-binding, advisory vote regarding the compensation of Company’s named executive officers	35,217,810	684,589	225,351	3,886,861

Item 8.01  Other Events.

On May 7, 2015, the Company announced that the Board approved a quarterly dividend on its common stock of $0.19 per share.  The dividend is payable on June 19, 2015, to shareholders of record as of May 29, 2015.  Furnished as Exhibit 99.1 and incorporated herein by reference is the press release issued by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2015 RLI Corp. Long-Term Incentive Plan

99.1	Press Release dated May 7, 2015.
This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 7, 2015	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	2015 RLI Corp. Long-Term Incentive Plan

99.1	Press Release dated May 7, 2015
This Exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.